                                                                         m(4)(b)

                                 AMENDMENT NO. 1
                                       TO
                                DISTRIBUTION PLAN
                                       OF
                                AIM SERIES TRUST
                                (CLASS B SHARES)

         The Distribution Plan (the "Plan"), dated as of May 29, 1998, pursuant to Rule 12b-1, of AIM Series Trust, a Delaware business trust, is hereby amended as follows:

         Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                                DISTRIBUTION PLAN
                                       OF
                                AIM SERIES TRUST
                                (CLASS B SHARES)

                               (DISTRIBUTION FEE)


                                      MAXIMUM
                                     ASSET-BASED                MAXIMUM                   MAXIMUM
CLASS B SHARES                      SALES CHARGE              SERVICE FEE              AGGREGATE FEE
--------------                      ------------              -----------              -------------
AIM Global Trends Fund                 0.75%                     0.25%                    1.00%"


                  All other terms and provisions of the Plan not amended herein shall remain in full force and effect.


Dated: September 8, 1998

                                        AIM SERIES TRUST
                                        (On behalf of its Class B Shares)


Attest: /s/ OFELIA M. MAYO              By: /s/ ROBERT H. GRAHAM
       ----------------------------        -------------------------------------
       Assistant Secretary                 Robert H. Graham
                                           President

(SEAL)